                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                          OF H. F. AHMANSON & COMPANY
                          ---------------------------



                 (Amended and Restated as of September 1, 1993)

                               TABLE OF CONTENTS
                               -----------------

                                                                PAGE
                                                                ----
PREAMBLE                                                         1

ARTICLE I

       DEFINITIONS                                               2

       1.1    Affiliated Company                                 2
       1.2    Basic Plan                                         2
       1.3    Basic Plan Benefit                                 2
       1.4    Beneficiary                                        3
       1.5    Board                                              3
       1.6    Change in Control Date                             3
       1.7    Code                                               3
       1.8    Committee                                          3
       1.9    Company                                            3
       1.10   Compensation Committee                             3
       1.11   Contingent Deferred Compensation Plan              3
       1.12   Credited Service                                   3
       1.13   Earnings                                           4
       1.14   HFA Retirement Plan                                5
       1.15   Other Retirement Income                            5
       1.16   Participant                                        6
       1.17   Plan                                               6
       1.18   Retirement Date                                    6
       1.19   Social Security Benefit                            7
       1.20   Sponsor                                            7
       1.21   Surviving Spouse                                   8
       1.22   Termination of Employment                          8

ARTICLE II

       ENTITLEMENT TO BENEFITS                                   8

       2.1    Retirement Dates                                   8
       2.2    Forfeitable or Nonforfeitable Benefits             9

ARTICLE III

       AMOUNT AND FORM OF RETIREMENT BENEFIT                    11

       3.1    Normal Retirement Benefit                         11
       3.2    Early Retirement Benefit                          12
       3.3    Late Retirement Benefit                           12
       3.4    Survivor Benefits                                 12

ARTICLE IV

       PAYMENT OF RETIREMENT BENEFITS                           16

       4.1    Time of Payments                                  16
       4.2    Automatic Payments; Indemnification               16
       4.3    Disability                                        17

                                      (i)

ARTICLE V

       CHANGE IN CONTROL AND LUMP SUM DISTRIBUTIONS              17

       5.1    Vesting and Credited Service                       17
       5.2    Lump Sum and Hardship Distributions                19
       5.3    Change in Control                                  29
       5.4    Acquired                                           31
       5.5    Transactions                                       32
       5.6    Cease to Be Employed                               32
       5.7    Amendment or Termination of Plan                   32

ARTICLE VI

       FUNDING                                                   33

       6.1    Grantor Trust                                      33
       6.2    Contributions                                      33
       6.3    Funding and Investment Policy                      33
       6.4    Status of Participants as Unsecured
              Creditors                                          34

ARTICLE VII

       COMMITTEE AND SPECIAL POWERS OF COMPENSATION
       COMMITTEE                                                 35

       7.1    Appointment of Committee                           35
       7.2    Duties of Committee                                35
       7.3    Determinations by Committee; Appointment of
              Agents; Settlement of Claims                       37
       7.4    Compensation and Expenses of the
              Committee                                          37
       7.5    Resignation and Removal of Members                 38
       7.6    Appointment of Successors                          38
       7.7    Special Powers of Compensation Committee;
              Hardship Distributions                             38

ARTICLE VIII

       DESIGNATION OF BENEFICIARY                                39

       8.1    Designation of Beneficiary                         39
       8.2    Failure to Designate Beneficiary                   40

ARTICLE IX

       POWERS                                                    40

       9.1    No Liability                                       40
       9.2    Advice of Counsel                                  40
       9.3    Distribution of Participants' Interests When
              Sponsor is Unable to Locate Distributees           41

                                      (ii)

ARTICLE X

       AMENDMENT AND TERMINATION OF PLAN                         41

       10.1   Amendment and Termination of Plan; Removal of
              Participants                                       41

ARTICLE XI

       SPENDTHRIFT PROVISIONS                                    42

ARTICLE XII

       MISCELLANEOUS                                             43

       12.1   Right of Companies to Dismiss Employees;
              Obligations                                        43
       12.2   Inspection Rights                                  43
       12.3   Withholding and Payroll Taxes                      44
       12.4   Payment to Guardian                                44
       12.5   Protective Provisions                              44
       12.6   Notices and Elections                              44
       12.7   Text to Control                                    45
       12.8   Law Governing and Severability                     45
       12.9   Name                                               45
       12.10  Gender                                             45
       12.11  Ineligible Participant                             45

SCHEDULE A

       REDUCTION FACTORS FOR EARLY RETIREMENT BENEFIT

                                     (iii)

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------
                          OF H. F. AHMANSON & COMPANY
                          ---------------------------
                                    PREAMBLE
                                    --------
                 (Amended and Restated as of September 1, 1993)

          The principal objective of this amended and restated Supplemental Executive Retirement Plan (the "Plan") is to ensure the payment of a competitive level of retirement income in order to attract, retain and motivate selected executives. The Plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in the Plan shall be limited to executives selected by the Compensation Committee of the Board of Directors of the Sponsor.

          The Sponsor hereby declares that its intention is to create an unfunded Plan primarily for the purpose of providing a select group of management or highly compensated employees of the Sponsor and its Affiliated Companies with supplemental retirement income. It is also the intention of the Sponsor that the Plan be an "employee pension benefit plan" as defined in
Section 3(2) of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and that the Plan be the type of plan described in Sections 201(2), 301(3) and 401(a)(1) of Title I of ERISA. The Sponsor is the "named fiduciary" of the Plan for purposes of Section 402(a)(2) of ERISA.

          This amended and restated Plan shall be effective as of September 1, 1993, and shall apply to all Participants who terminate employment with the Company on or after September 1, 1993. This amended and restated Plan shall have no application to Participants who terminated employment with the Company before

September 1, 1993, unless otherwise determined by the Administrator in its sole discretion. The rights of such Participants shall continue to be determined under the terms of the Plan as previously in effect prior to this amendment and restatement of the Plan.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          When used herein, the following words shall have the following meanings unless the content clearly indicates otherwise:

          1.1  Affiliated Company.  "Affiliated Company" means any corporation,
               ------------------
partnership or other organization while it is, directly or by attribution, at least 50% controlled by the Sponsor.

          1.2   Basic Plan.  "Basic Plan" means, collectively, the HFA
                ----------
Retirement Plan and any other defined benefit pension plan maintained by a Company.

          1.3   Basic Plan Benefit.  "Basic Plan Benefit" means the actual
                ------------------
annual amount of benefit payable from the Basic Plan to a Participant at his Retirement Date in the actual form payable under the Basic Plan; or, if the Participant elects to have payments commence under the Basic Plan after his Retirement Date, the annual amount of benefit which would be payable from the Basic Plan to a Participant commencing at his Retirement Date (or earliest date when benefits could commence under the Basic Plan, if later), in the form of a single-life annuity if the

Participant has no spouse on his Retirement Date or a 100% joint and survivor benefit if the Participant has a spouse on his Retirement Date.

          1.4   Beneficiary.  "Beneficiary" means the person who under this Plan
                -----------
becomes entitled to receive a Participant's survivor benefit in the event of his death.
          1.5  Board.  "Board" means the Board of Directors of the Sponsor or
               -----
any committee thereof acting within the scope of its authority.
          1.6   Change in Control Date.  "Change in Control Date" means the date
                ----------------------
as of which a Change in Control, as defined in Section 5.3 hereof, occurs.
          1.7  Code.  "Code" means the Internal Revenue Code of 1986, as it may
               ----
be amended from time to time.

          1.8  Committee.  "Committee" means the committee which has been
               ---------
appointed by the Board or the Compensation Committee and given authority to administer the Plan pursuant to Article VII.

          1.9  Company.  "Company" means the Sponsor or an Affiliated Company.
               -------
          1.10  Compensation Committee.  "Compensation Committee" means the
                ----------------------
Compensation Committee of the Board.

          1.11  Contingent Deferred Compensation Plan. "Contingent Deferred
                -------------------------------------
Compensation Plan" means the H. F. Ahmanson & Company 1989 Contingent Deferred Compensation Plan, as presently constituted and as amended from time to time, and any predecessor and successor plans.

          1.12  Credited Service.  "Credited Service" means Credited Service as
                ----------------
defined and credited under the HFA Retirement

Plan, notwithstanding any termination of the HFA Retirement Plan or any amendment to such plan after January 1, 1989 which has the effect of decreasing or retarding the accrual of Credited Service, and shall include service subsequent to a Participant's Normal Retirement Date.

          1.13  Earnings.  "Earnings" means a Participant's annual base salary,
                --------
annual bonuses and Contingent Deferred Compensation Plan grants, excluding all other forms of supplemental compensation and all severance payments, before reductions pursuant to any salary reduction, deferred compensation or similar plan or arrangement maintained by the Company, averaged over the 36 consecutive months of Credited Service in the ten years before termination of the Plan, the Participant's Termination of Employment or the Participant's Retirement Date, whichever occurs first, which will produce the highest average.

          Annual bonuses and Contingent Deferred Compensation Plan grants shall be taken into account on the date when they are duly authorized and fixed by the Compensation Committee (or the chief executive officer of the Sponsor, if such determinations are delegated to him by the Compensation Committee) as to the amount of payment or grant (currently in October for bonuses and in March for Contingent Deferred Compensation Plan grants), rather than when they are paid to Participants at a later date. No more than three annual bonuses and Contingent Deferred Compensation Plan grants may be taken into account in any period of 36 consecutive months, and any required adjustments shall be made by the Committee.

          1.14  HFA Retirement Plan.  "HFA Retirement Plan" means the H. F.
                -------------------
Ahmanson & Company Retirement Plan, as presently constituted and as amended from time to time.
          1.15  Other Retirement Income.  "Other Retirement Income" means the
                -----------------------
sum of the following annual amounts:

          (a) Seventy-five percent of the annual actuarial equivalent of retirement income payable to a Participant commencing on the Participant's Retirement Date from the Social Security Benefit as defined in Section 1.19;

          (b) One hundred percent of any Social Security disability benefits (without actuarial adjustment) which are actually paid on or after the Participant's Retirement Date;

          (c) One hundred percent of any Company-paid long and short-term disability benefits (without actuarial adjustment) which are actually paid on or after the Participant's Retirement Date; and

          (d) The annual actuarial equivalent of retirement income payable to a Participant commencing on the Participant's Retirement Date in the same form as his Basic Plan Benefit from the Company-funded portion (including Company matching contributions, but not elective employee deferrals under Code Section 401(k)) of any distribution from a defined contribution plan of the Company qualified under Section 401 of the Code.

          The conversion of any of the foregoing benefits into an actuarially equivalent annuity form commencing at the Participant's Retirement Date, when applicable, shall be computed with reference to the factors (i) in the HFA Retirement Plan applicable to benefits accruing thereunder at the time when payments commence hereunder in respect of a Participant, or the factors in effect at the time of the HFA Retirement Plan's termination if such termination is prior to such payment commencement date, or (ii) of the Pension Benefit Guaranty Corporation applicable to plans terminating on such payment commencement date, whichever of (i) or (ii) produces the smaller amount for the foregoing benefits.

          1.16  Participant.  "Participant" means those persons who fall into
                -----------
the categories of persons eligible for participation in the Plan specified in the resolutions of the Compensation Committee of November 1, 1984 or in any resolutions subsequently adopted by the Compensation Committee, which are hereby incorporated by reference. Such persons shall become Participants in the Plan as of the date specified in such resolutions. Each Participant shall receive written notification from the Sponsor that he is participating in the Plan. Participants in this amended and restated Plan shall be limited to persons whose employment with the Company terminates on or after January 1, 1989.

          1.17  Plan.  "Plan" means this Supplemental Executive Retirement Plan,
                ----
effective January 1, 1989, as set forth in this document and as the same may be amended, administered or interpreted from time to time.

          1.18  Retirement Date.  "Retirement Date" means the date specified in
                ---------------
Section 2.1 hereof, on or prior to which a Participant's employment has terminated with all Companies and as of which the Participant shall commence to receive benefits under the Plan.

          1.19  Social Security Benefit.  "Social Security Benefit" means the
                -----------------------
Participant's annual Primary Insurance Amount (excluding any amount payable for the Participant's spouse), estimated by the Committee at the date of the Participant's Termination of Employment to be payable under the Federal Social Security Act as then in effect to the Participant at age 65 or the Participant's retirement age under the Federal Social Security Act or at the Participant's Retirement Date, whichever is later; provided, however, that:

          (a) The Social Security Benefit for a Participant whose Termination of Employment occurs prior to age 65 or, if later, the Participant's retirement age under the Federal Social Security Act, will be calculated assuming:

          (i) The Participant will not receive any future wages which would be treated as wages for purposes of the Federal Social Security Act after his Termination of Employment; and

          (ii) The Participant will elect to begin receiving his Social Security Benefit as of the earliest age then allowable under the Federal Social Security Act or, if later, at the actual date of his Termination of Employment, and his Social Security Benefit commencing as of such date will be based on the early commencement reduction factors used under the Federal Social Security Act.

          (b) The Social Security Benefit, once calculated, will be frozen as of the date of the Participant's death or Termination of Employment, whichever is applicable.

          1.20  Sponsor.  "Sponsor" means H. F. Ahmanson & Company, a Delaware
                -------
corporation, and any successor corporation or other entity formed by a consolidation with such corporation or into which such corporation is merged or to which all or substantially all the assets of such corporation are transferred, directly or indirectly, and any like successor(s) to any such successor.

          1.21  Surviving Spouse.  "Surviving Spouse" means an individual who is
                ----------------
a surviving spouse eligible for any death benefit under the HFA Retirement Plan.

          1.22  Termination of Employment.  "Termination of Employment" means
                -------------------------
termination of a Participant's employment with all Companies.

                                   ARTICLE II

                            ENTITLEMENT TO BENEFITS
                            -----------------------

          2.1  Retirement Dates.  Each Participant shall commence receiving
               ----------------
benefits under the Plan beginning on the earliest of the following applicable Retirement Dates, provided his benefits are nonforfeitable on such date:

          (a) "Normal Retirement Date," which is a Termination of Employment on the first day of the month coinciding with or next following the Participant's 65th birthday.

          (b) "Early Retirement Date," which is the first day of the month after all the following criteria have been met, either in that month or in a prior period: (i) the Participant has a Termination of Employment, (ii) the sum of the Participant's age and years of Credited Service equals or exceeds 75, and
(iii) the Participant is age 55 or older but less than age 65.  A

Participant becomes eligible for Early Retirement when both criteria (ii) and
(iii) have been met.

          (c) "Postponed Retirement Date," which is the first day of the month after the Participant has a Termination of Employment that occurs after the Participant's 65th birthday.

          2.2  Forfeitable or Nonforfeitable Benefits.  A Participant's benefits
               --------------------------------------
shall be forfeitable or nonforfeitable as provided in this Section 2.2.

          (a) A Participant's benefits hereunder shall become nonforfeitable on the earlier of his 65th birthday or the date on which the sum of the Participant's age and years of Credited Service equals 75, irrespective of his age and notwithstanding that payment may not actually commence until one of the Retirement Dates specified in Section 2.1 hereof; provided that, in the case of a Participant whose employment with all Companies or whose participation in the Plan has terminated, his age increases after such termination may be taken into account in determining the nonforfeitability of his benefit only if he has, as of the date of such termination, earned at least fifteen (15) years of Credited Service.

          (b) Notwithstanding the foregoing, a Participant's benefits hereunder shall become forfeitable or cease to be nonforfeitable if:

           (i) The Participant is discharged by a Company for cause as defined in subparagraph (iii) below;

provided that in no event shall a Participant discharged in connection with, or as a result of, a Change in Control, as defined in Article V hereof, be deemed to have been discharged for cause; or

          (ii) The Participant causes material injury to the Companies, considered in the aggregate, by:

          (A)  Disclosing or using any of a

Company's trade secrets or other privileged or confidential information respecting any Company, its methods of conducting business, its business plans or its customers, at any time before or after a Change in Control;

          (B) Engaging in any unfair competition against a Company at any time before or after a Change in Control, which may include acts described in subparagraph (C) below where such acts constitute unfair competition; or

          (C) Soliciting, persuading or inducing, or attempting to solicit, persuade or induce, within three years after the Participant's Termination of Employment, any employee of a Company or any customer of a Company, with whom such Participant has transacted business or becomes acquainted in the course of his employment with that or any other Company, to terminate or alter the relationship of such employee or customer with the Company to the detriment of the Company or to commence a similar relationship with any competitor of the Company, whether or not such acts constitute unfair competition. This subparagraph (C) shall not apply to any Participant who has a Termination of Employment after a Change in Control.

          (iii) For purposes of subparagraph (i) above, "cause" is defined as
(a) an act on the Participant's part constituting a felony and resulting or intended to result, directly or indirectly, in substantial gain or personal enrichment at the expense of any Company, or (b) a willful breach by the Participant of any provisions of his Employment Agreement, if any, if such breach results in demonstrably material injury to the Companies, considered in the aggregate.

          (c) Benefits which have become forfeitable shall not be paid. The Committee may, in its sole discretion, reinstate forfeitable benefits if the conduct of the Participant described in Section 2.2(b) hereof has ceased and if such prior conduct has not caused lasting injury to any Company.

          (d) The rights of the Surviving Spouse or Beneficiary of a Participant are coextensive with, and not independent of, those of the Participant. In the event benefits have become forfeitable under this Section
2.2 and such benefits have not been reinstated pursuant to Section 2.2(c) prior to the Participant's death, then notwithstanding Section 3.4 hereof, the Participant's Surviving Spouse or Beneficiary shall not be entitled to any survivor benefits under the Plan.

                                  ARTICLE III

                     AMOUNT AND FORM OF RETIREMENT BENEFIT
                     -------------------------------------

          3.1  Normal Retirement Benefit.  The annual benefit under the Plan
               -------------------------
payable to a Participant commencing at his Normal Retirement Date shall equal four percent (4%) of his Earnings multiplied by his years of Credited Service, not to exceed fifteen (15) (the "SERP Benefit"), less his Basic Plan Benefit, if any, and less his Other Retirement Income, if any. The maximum SERP Benefit of a Participant shall equal sixty percent (60%) of his Earnings, before reduction for his Basic Plan Benefit and Other Retirement Income.

          3.2  Early Retirement Benefit.  The annual benefit under the Plan
               ------------------------
payable to a Participant commencing at his Early Retirement Date shall equal the SERP Benefit determined in accordance with Section 3.1 reduced in accordance with Schedule A attached hereto, less his Basic Plan Benefit, if any, and his Other Retirement Income, if any.

          3.3  Late Retirement Benefit.  The annual benefit under the Plan
               -----------------------
payable to a Participant commencing at his Postponed Retirement Date shall equal the SERP Benefit determined in accordance with Section 3.1, less his Basic Plan Benefit, if any, and his Other Retirement Income, if any.

          3.4  Survivor Benefits.  The annual benefit determined under the Plan
               -----------------
will be payable to the retired Participant during his lifetime. Survivor benefits will be payable as follows:

          (a) If an active, retired or terminated Participant dies and has no Surviving Spouse, payments under the Plan will cease and no survivor benefits will be payable hereunder with respect to such Participant.

          (b) If a retired Participant dies on or after his Retirement Date and has a Surviving Spouse, an annual benefit will be paid during the lifetime of such Surviving Spouse to such Surviving Spouse or other Beneficiary designated by the Participant. The amount of such annual benefit will be equal to the survivor portion of a 100 percent joint and survivor annuity which is the actuarial equivalent of the benefit that was paid to the retired Participant during his lifetime, treating such latter benefit as a single life annuity, calculated based on the ages of the Participant and the Surviving Spouse as of the Participant's Retirement Date. Such actuarial equivalent shall be determined by reference to the factors (i) in the HFA Retirement Plan applicable to benefits accruing thereunder at the time when payments commence hereunder to the Participant, or the factors in effect at the time of the HFA Retirement Plan's termination if such termination is prior to such payment commencement date, or (ii) of the Pension Benefit Guaranty Corporation applicable to plans terminating on such payment commencement date, whichever of (i) or (ii) provides the higher amount of survivor benefits under this Plan.

          The annual benefit under this Section 3.4(b) shall not be reduced to offset any death benefit payable under the Company's Executive Life Insurance Plan or any other Company funded life insurance policy or other Company funded death benefit program.

          (c) If a Participant dies while employed by a Company, but prior to either completing 15 years of Credited Service or becoming eligible for Early Retirement, no survivor benefit shall be payable hereunder, notwithstanding that the Participant's benefits hereunder may have become nonforfeitable prior to his or her death or that he may have a Surviving Spouse.

          (d) If a Participant dies while employed by a Company, but after either completing 15 years of Credited Service or becoming eligible for Early Retirement, and has a Surviving Spouse, an annual benefit will be paid during the lifetime of such Surviving Spouse to such Surviving Spouse or other Beneficiary designated by the Participant commencing on the first day of the month following the death of the Participant. The amount of such annual benefit will be equal to the survivor portion of a 100 percent joint and survivor annuity which is the actuarial equivalent of the benefit that would have been payable to the Participant had he terminated employment and commenced receiving a benefit on the first of the month following the date of his death, treating such latter benefit as a single life annuity, calculated based on the ages of the Participant and the Surviving Spouse as of the Participant's death.

          The annual benefit under this Section 3.4(d) shall be reduced by an offset for any death benefit payable to the Participant's beneficiary from the Company's Executive Life Insurance Plan and any other Company funded life insurance policy or other Company funded death benefit program (other than the Basic Plan), irrespective of who is the actual beneficiary under such life insurance policy or death benefit program. The reduction in the annual benefit under this Section 3.4(d) shall be determined by (i) converting the unreduced annual benefit which is payable hereunder as the survivor portion of the 100 percent joint and survivor annuity to a lump sum equivalent amount, (ii) subtracting the lump sum equivalent amount of any death benefit payable to the Participant's beneficiary from the Company's Executive Life Insurance Plan and any other Company funded death benefit program (other than the Basic Plan), and
(iii) converting such reduced lump sum equivalent amount back to an annual benefit which will be payable as the survivor portion of a 100 percent joint and survivor annuity.

          An actuarial equivalent for purposes of this Section 3.4(d) shall be determined by the factors (i) in the HFA Retirement Plan applicable to benefits accruing thereunder at the time when payments commence hereunder to the Surviving Spouse or other Beneficiary designated by the Participant, or the factors in effect at the time of the HFA Retirement Plan's termination if such termination is prior to such payment commencement date, or (ii) of the Pension Benefit Guaranty Corporation applicable to plans terminating on such payment commencement date, whichever of (i) or (ii) provides the higher amount of survivor benefits under this Plan.

          (e) If a Participant dies after his Termination of Employment and prior to his Retirement Date, but prior to completing 15 years of Credited Service, no survivor benefit shall be payable hereunder notwithstanding that the Participant may have a Surviving Spouse.

          (f) If a Participant dies after his Termination of Employment and prior to his Retirement Date, but after completing 15 years of Credited Service, and has a Surviving Spouse, an annual benefit shall be payable hereunder equal to the annual benefit which would be payable under Section 3.4(d), without any reduction to offset any death benefit payable under the Company's Executive Life Insurance Plan or any other Company funded life insurance policy or other Company funded death benefit program.

                                 ARTICLE IV

                         PAYMENT OF RETIREMENT BENEFITS
                         ------------------------------

          4.1  Time of Payments.  Benefits payable in accordance with Article
               ----------------
III and nonforfeitable under Article II will commence on the Participant's Retirement Date or, if payable under Section 3.4(b), (d) or (f) hereof, on the first day of the month following the Participant's death. Benefits will continue to be paid on the first day of each succeeding month. The last payment will be on the first day of the month in which the retired Participant dies, or the Surviving Spouse of the Participant dies, whichever is later. Each such payment shall be equal to one-twelfth of the applicable annual amount determined under Article III hereof.

          4.2  Automatic Payments; Indemnification.  Benefits payable under this
               -----------------------------------
Article IV shall be paid automatically commencing on the Participant's Retirement Date or, if payable under Section 3.4(b), (d) or (f) hereof, on the first day of the month following the Participant's death. No application need be filed by the Participant for benefits to commence; provided that the Committee may reasonably require an application from a Surviving Spouse or Beneficiary. The Sponsor shall indemnify and hold harmless any Participant, Surviving Spouse or Beneficiary for any fees and expenses incurred, including fees for attorneys and experts, to obtain or enforce any right or benefit provided to him under the Plan, other than, in the case of a Surviving Spouse or Beneficiary, expenses incurred in connection with the normal preparation and filing of an application.

          4.3 Disability.  Notwithstanding any other provision of this Plan, the
              ----------
payment of retirement benefits may be delayed if the Committee determines that such payment would result in a reduction of any disability benefits payable to the Participant under disability plans sponsored by a Company. The Committee shall make appropriate adjustments on account of any delayed payments to ensure that the Participant receives payments which are actuarially equivalent to the payments which were otherwise due to him under this Plan.

                                   ARTICLE V

                  CHANGE IN CONTROL AND LUMP SUM DISTRIBUTIONS
                  --------------------------------------------

          5.1  Vesting and Credited Service.  In the event of a Change in
               ----------------------------
Control, as defined in Section 5.3 hereof, then, notwithstanding any other provision of the Plan to the contrary, the following shall occur:

          (a) Each Participant who is employed with a Company immediately before the Change in Control Date, or who previously had a Termination of Employment with at least fifteen (15) years of Credited Service, shall acquire immediately before the Change in Control Date a 100 percent (100%) nonforfeitable interest in any benefit accrued to such Participant under the Plan through the Change in Control Date, including any additional benefit accrued pursuant to Section 5.1(b) below, except that a Participant's benefits hereunder may still become forfeitable or cease to be nonforfeitable pursuant to
Section 2.2(b)(ii)(A) and (B); and

          (b) Each Participant who is employed with a Company immediately before the Change in Control Date shall be credited with an additional number of years of Credited Service equal to 0.5 times his years of Credited Service through the Change in Control Date; provided that in determining a Participant's years of Credited Service through the Change in Control Date, a Participant shall be treated as having retired on the Change in Control Date so that the 1000 Hours of Service requirement set forth in Section 2.6 of the HFA Retirement Plan (or any successor provision) shall not apply; provided, further, that in no event shall a Participant ever be credited with more than fifteen (15) years of Credited Service for purposes of Article III of this Plan.

          (c) If a Participant who has a nonforfeitable interest under Section 5.1(a) above dies and has a Surviving Spouse, an annual benefit will be paid during the lifetime of such Surviving Spouse to such Surviving Spouse or other Beneficiary designated by the Participant commencing on the first day of the month following the death of the Participant. The amount of such annual benefit will be equal to the survivor portion of a 100 percent joint and survivor annuity which is the actuarial equivalent of the benefit that was being paid to the Participant or would have been payable to the Participant had he terminated employment and commenced receiving a benefit on the first of the month following the date of his death, treating such latter benefit as a single life annuity, calculated based on the ages of the Participant and the Surviving Spouse as of the Participant's death. An actuarial equivalent for purposes of this Section

5.1(c) shall be determined in the same manner described in Sections 3.4(b) and
(d).

          If a Participant dies while employed by a Company, the annual benefit under this Section 5.1(c) shall be reduced by an offset for any death benefit payable to the Participant's beneficiary from the Company's Executive Life Insurance Plan and any other Company funded life insurance policy or other Company funded death benefit program (other than the Basic Plan) in the same manner as described in Section 3.4(d). If a Participant dies after his Retirement Date or Termination of Employment, the annual benefit under this
Section 5.1(c) shall not be reduced to offset any death benefit payable under the Company's Executive Life Insurance Plan or any other Company funded life insurance policy or other Company funded death benefit program.

          5.2  Lump Sum and Hardship Distributions. Notwithstanding any other
               -----------------------------------
provisions of the Plan, at any time after a Change in Control a Participant who has a Termination of Employment, or who previously had a Termination of Employment with at least fifteen (15) years of Credited Service, or the Surviving Spouse or Beneficiary of a deceased Participant may receive or continue to receive, as the case may be, annual benefits to which he is entitled under this Plan, or may elect to receive such benefits or remaining benefits in one lump sum cash payment at any time (the "Commencement Date") after the later to occur of the Change in Control Date or the date of the Participant's Termination of Employment, irrespective of such Participant's actual age or years of Credited Service at such Commencement Date. At any time before a Change in Control a retired Participant or the Surviving Spouse or Beneficiary of a deceased Participant may receive or continue to receive, as the case may be, annual benefits to which he is entitled under this Plan, or may elect to receive such benefits or remaining benefits in one lump sum cash payment at any time (the "Commencement Date") after the Participant's Retirement Date or death. Both before and after a Change in Control a married Participant may elect to receive a lump sum cash payment only with the written consent of the Participant's spouse.

          Notwithstanding the foregoing, an election to receive a lump sum payment may not be made by any Participant, Surviving Spouse or Beneficiary at any time when the Net Worth (as hereinafter defined) of the Sponsor is less than One Hundred Million Dollars ($100,000,000.00). As used herein, the term "Net Worth" of the Sponsor shall mean the net worth of the Sponsor as determined (i) by a firm of independent certified public accountants selected by the Sponsor from among the eight largest such firms practicing in the United States and (ii) in accordance with the generally accepted accounting principles utilized by the Sponsor during the preceding fiscal year (or after a Change in Control, during the fiscal year preceding the Change in Control Date), consistently applied.
Any expenses incurred in determining the Net Worth of the Sponsor shall be paid by the Sponsor.

          The lump sum payment shall be determined in accordance with the following provisions of this Section 5.2, and then shall be reduced by a penalty, which shall be forfeited to the Sponsor, equal to five percent (5%) after a Change in Control or ten percent (10%) before a Change in Control of the lump sum payment determined in accordance with such provisions. However, the penalty shall not apply if the Committee determines, based on advice of counsel or a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing elective provisions of this Section 5.2 any Participant, Surviving Spouse or Beneficiary has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. The Sponsor shall notify all Participants (and Surviving Spouses or Beneficiaries of deceased Participants) of any such determination. Whenever any such determination is made, the Sponsor shall refund all penalties which were imposed hereunder on account of making lump sum payments at any time during or after the first year to which such determination applies (i.e., the first year when gross income is recognized for federal income tax purposes). Interest shall be paid on any such refunds based on an interest factor determined under
Section 5.2(b) hereof. The Committee may also reduce or eliminate the penalty if it determines that this action will not cause any Participant, Surviving Spouse or Beneficiary to recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits.

          Notwithstanding any other provision of this Plan, a penalty shall not apply if a Participant makes a timely election more than 12 months before his Termination of Employment to receive a lump sum payment on his Retirement Date of the benefits to which he would be entitled under this Plan. Any election which is made by the Participant less than 12 months before his Termination of Employment will be void and will cause any prior election made by the Participant to be reinstated, unless the Participant expressly ratifies the later election and agrees to be subject to the full penalties described above.

          Likewise, no penalty shall apply if a retired Participant or the Surviving Spouse or Beneficiary of a deceased Participant receives a lump sum distribution due to a financial hardship. The Compensation Committee shall determine whether a financial hardship exists in its sole discretion, but in good faith and on a uniform, nondiscriminatory and reasonable basis. A hardship distribution shall be a cash payment not to exceed the amount necessary to relieve the hardship.

          (a) When annual benefit payments have not yet commenced, the lump sum payment (prior to the five percent (5%) or ten percent (10%) reduction) shall equal the lump sum value of the Participant's annual benefit (as defined in Article III hereof) accrued through the Commencement Date. The amount described in this Section 5.2(a) shall include, in addition, in the case of a Participant who has a spouse on the Commencement Date, the lump sum value, determined as of such date, of any benefit payable to such spouse or other Beneficiary by reason of the Participant's death on or after such date assuming such spouse would qualify as a Surviving Spouse on and after such date. The lump sum amount representing the value of the benefits described in the previous two sentences shall be computed (i) first by reducing the amount of the Participant's annual benefit payable under Section 3.1 hereof in accordance with Schedule A and Section 3.2 hereof, if the Participant's Commencement Date occurs before the Participant's Normal Retirement Date, by treating the Participant's Commencement Date as his Early Retirement Date (irrespective of his actual age and actual years of Credited Service) for purposes of Section 3.2 (as well as Sections 1.3, 1.15, 1.18 and 1.19) and Schedule A hereof, (ii) then determining the survivor benefit payable in respect of such reduced annual benefit under Section 3.4 or
Section 5.1(c), and (iii) next commuting such benefits to their lump sum equivalent at the Commencement Date by reference to the factors described in
Section 5.2(b) hereof. In computing the Participant's annual benefit under clause (i) of the previous sentence, if the Commencement Date occurs before the earliest date when the Participant may commence to receive his Basic Plan Benefit, the Participant's Basic Plan Benefit shall be computed as the annual actuarial equivalent of the Basic Plan Benefit which would be payable to him at the earliest date when benefits could commence under the Basic Plan, in the form of a single life annuity if the Participant has no spouse on his Commencement Date or a 100% joint and survivor benefit if the Participant has a spouse on his Commencement Date.

          When annual benefit payments have previously commenced, the lump sum payment (prior to the five percent (5%) or ten percent (10%) reduction) shall be equal to the difference between (A) minus (B) below, determined as of the Participant's Retirement Date, accumulated to the date of the lump sum payment using the same interest rate which is used in calculating the amounts (A) and
(B):

          (A) The lump sum value of the annual benefits payable to the Participant (including any benefits payable to the spouse or other Beneficiary of a married Participant) determined as of the Participant's Retirement Date in the same manner described in the previous paragraph.

          (B) The lump sum value of the annual benefits previously paid to the Participant discounted to the Participant's Retirement Date.

          When a Surviving Spouse or Beneficiary of a deceased Participant elects to receive a lump sum payment, the amount of the lump sum payment shall be determined by the Committee in a manner similar to that used for a Participant, except that no additional benefit is payable under Section 3.4 or
Section 5.1(c) during the life of a surviving spouse of such Surviving Spouse or Beneficiary. All lump sum equivalents hereunder shall be determined by reference to the factors described in Section 5.2(b) hereof.

          (b) The factors described in this Section 5.2(b) are the actuarial equivalence factors (a) in the HFA Retirement Plan applicable to benefits accruing thereunder at the Commencement Date, or the factors in effect at the time of the HFA Retirement Plan's termination if such termination occurs prior to the Commencement Date, or (b) of the Pension Benefit Guaranty Corporation applicable to plans terminating on the Commencement Date, whichever of (a) or
(b) produces the higher amount of lump sum payment under Section 5.2(a).

          (c)  Example 1.  At the Change in Control Date, Participant A is 65
               ---------
and about to retire under both the Plan and the HFA Retirement Plan, and Participant B is 50. At that time, Participant A has accrued a benefit under the Plan equal to $20,000 per year payable starting at A's Normal Retirement Date, and Participant B has also accrued a benefit under the Plan equal to $20,000 per year payable starting at B's Normal Retirement Date. Both Participant A and Participant B have a Termination of Employment on the Change in Control Date. Participant B's annual benefit starting at age 50, however, would be $7,000, reduced in accordance with Section
3.2 and Schedule A hereof. Assume solely for the sake of this example that (i) a $20,000 annual benefit is valued under this Section 5.2 at $200,000 on the day payments commence at a Participant's Normal Retirement Date, (ii) a $7,000 annual benefit is valued under this Section 5.2 at $300,000 on the day payments commence when a Participant is 50, and (iii) both A and B are single on the Change in Control Date so the lump sum valuation need not consider the value of any death benefit. A may elect to receive a lump sum cash payment computed as $200,000 less a penalty of $10,000 (5% of $200,000), or $190,000. B may elect to receive a lump sum cash payment computed as $300,000 less a penalty of $15,000 (5% of $300,000), or $285,000. Alternatively, A or B may continue to receive annual benefits under the Plan without any penalty.

          Example 2.  Assume Participant A in Example 1 above is married.
          ---------
Participant A has accrued a benefit under the Plan equal to $20,000 per year payable starting at A's Normal Retirement Date. Further assume that, based on the age of A's spouse at A's Normal Retirement Date, a 100% joint and survivor annuity for A and his spouse which is actuarially equivalent to a

$20,000 per year lifetime annuity for A is equal to $17,000 per year. Accordingly, the annual benefits payable to A and his spouse are equivalent to an 85% joint and survivor annuity ($17,000/$20,000 = 85%). Assume solely for the sake of this example that an 85% joint and survivor annuity which will pay a $20,000 annual benefit to A during his lifetime and a $17,000 annual benefit to A's spouse during her lifetime following A's death is valued under this Section
5.2 at $250,000 on the day payments commence at A's Normal Retirement Date. A may elect with the written consent of his spouse to receive a lump sum cash payment computed at $250,000 less a penalty of $12,500 (5% of $250,000), or $237,500.

          Example 3.  Assume Participant A in Example 1 above is single and has
          ---------
previously received annual benefits of $20,000 per year under the Plan for three years. At age 68 after a Change in Control A elects to receive a lump sum payment. Assume solely for the sake of this example that under this Section 5.2
(i) A's $20,000 annual benefit is valued at $200,000 as of A's Normal Retirement Date, (ii) the three annual payments of $20,000 previously made to A have a total value of $55,000 as of A's Normal Retirement Date, and (iii) the difference between (i) and (ii) ($200,000 - $55,000) of $145,000 as of A's Normal Retirement Date has an accumulated lump sum value when A elects to receive a lump sum payment at age 68 of $180,000. A may elect to receive a lump sum cash payment computed at $180,000 less a penalty of $9,000 (5% of $180,000), or $171,000.

          Note. In each of the Examples above, the penalty would be 10% for a lump sum payment before a Change in Control.

          (d) On or after the Change in Control Date, a Participant suffering from a financial hardship may petition the Compensation Committee to receive a distribution as provided in this Section 5.2(d), notwithstanding that the Participant is still employed by a Company. The Compensation Committee shall determine whether a Participant is then suffering a financial hardship in its sole discretion, but in good faith and on a uniform, nondiscriminatory and reasonable basis.

          (i) Such hardship distribution shall be a cash payment in an amount necessary to relieve the hardship, but in no event to exceed the lump sum value at the date of the hardship distribution (such lump sum value referred to hereinafter as the "Ceiling Value") of his benefits accrued under the Plan through the date of payment when expressed in the form described in Section 3.1 hereof (such accrued benefits referred to hereinafter as the "Ceiling Accrual") less the actual lump sum amount of any previous hardship payments to the Participant under the Plan.

          (ii) The Ceiling Value shall be determined by commuting the Participant's Ceiling Accrual to a lump sum amount payable at what would be the Participant's Normal Retirement Date and discounting such amount to its value at the date of the hardship distribution, both such computations to be made using the factors set forth in Section 5.2(b) hereof.

          (iii) In determining a Participant's Ceiling Accrual, the date of the hardship distribution shall be treated as the date of the Participant's Termination of Employment for purposes of Sections 1.3, 1.15 and 1.19 hereof. The Ceiling Accrual shall include, in the case of a Participant who has a spouse on the distribution date, the death benefit payable by reason of the Participant's death on or after his Normal Retirement Date assuming such spouse would qualify as a Surviving Spouse after such date.

          (iv) A Participant receiving a hardship distribution may continue to participate in the Plan and accrue benefits hereunder through his actual Termination of Employment. The annual benefit payable at the Participant's Retirement Date shall be the total benefit accrued hereunder, without regard to any hardship distributions, reduced by the actuarial equivalent of all such hardship distributions when expressed in the same form in which, and commencing at the same date at which, his retirement benefits hereunder are payable. The conversion of such hardship distributions into an actuarially equivalent annuity form commencing at the Participant's Retirement Date shall be effected by, in the case of each hardship distribution, (i) first converting such distribution back to its annuity form payable under Section 3.1 hereof by multiplying the Ceiling Accrual at the time such hardship distribution was made by a fraction the numerator of which is the hardship distribution and the denominator of which is the Ceiling Value, and (ii) reducing such annuity, if the Participant's Retirement Date is prior to his Normal Retirement Date, in accordance with
Section 3.2 and Schedule A hereof.

          (v) The concepts of this Section 5.2(d) can be illustrated by the following example. Two years after the Change in Control Date, Participant C, who is age 50 and not married, is suffering from a financial hardship and petitions the

Compensation Committee for a hardship distribution. The Compensation Committee determines that C is suffering from a hardship and that at the projected distribution date two weeks later, C's Ceiling Accrual is a $40,000 annual amount starting at C's Normal Retirement Date. Assume solely for the sake of this example that the present lump sum value of such an annuity is $150,000; therefore, C's hardship distribution cannot exceed that amount. The Compensation Committee determines that only $70,000 is necessary to relieve C's hardship and distributes that amount. C continues to work and terminates his employment with all Companies on his 65th birthday and is ready to commence payments under the Plan on his Normal Retirement Date. At that time he is still single and his actual benefit under the Plan, without regard to the hardship distribution, is $50,000 per year. This benefit must be reduced by the actuarial equivalent of the $70,000 hardship distribution he already received. Such actuarial equivalent payable in annuity form at the Participant's Normal Retirement Date is equal to the Ceiling Accrual at the time of the hardship distribution ($40,000) multiplied by the actual hardship distribution ($70,000) and divided by the Ceiling Value at the time of the hardship distribution ($150,000), or $18,667. Hence, C's annual benefit under the Plan commencing at his Normal Retirement Date will be $50,000 less $18,667, or $31,333.

          5.3  Change in Control.  For purposes of this Article V, a "Change in
               -----------------
Control" shall occur:

          (a) When any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner (as such term is used in Section 13(d)(1) of the Securities Exchange Act of 1934) directly or indirectly of securities representing at least 25% of the combined voting power of the then outstanding securities of the Sponsor; or

          (b) When during any period of thirty-six (36) consecutive months (whether commencing before or after the effective date of the Plan), individuals who at the beginning of such period constituted the Sponsor's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (c) Upon the effective date of any merger, consolidation, combination, reorganization, sale, lease or exchange, or issuance or delivery of stock or other securities, or reverse stock split, exchange, liquidation or dissolution which is referred to in paragraph (b) of Article TWELFTH of the Sponsor's Restated Certificate of Incorporation as in effect on January 1, 1989, and notwithstanding any repeal, amendment or other modification of said Article TWELFTH that may thereafter be made (hereinafter called a "Transaction"), or the approval by the stockholders of the Sponsor (or if such stockholder approval is not required, the approval by the Sponsor's Board of Directors) of a Transaction; provided, however, that the term "Transaction" shall not include any transaction described in either proviso set forth at the end of said paragraph (b); and provided, further, that the last paragraph of said Article TWELFTH is hereby incorporated herein by this reference; or

          (d) Upon the effective date of approval by the stockholders of the Sponsor of any plan or proposal for the Sponsor to be Acquired (as defined in Section 5.4 hereof) or for the liquidation or dissolution of the Sponsor; or

          (e) When, after an Affiliated Company which employs the Participant is acquired (as defined in Section 5.4 hereof), the Participant ceases to be employed (as defined in Section 5.6 hereof) on a full-time basis by the Sponsor or any Company in connection with or as a result of such acquisition;

provided that a Change in Control shall occur only for such Participant under this Section 5.3(e)

          5.4  Acquired.  For purposes of this Article V, the Sponsor shall be
               --------
considered to be "Acquired" only if the owners of its voting securities immediately prior to the effective date of any transaction described in Section
5.5 hereof will not own immediately thereafter, as a result of having owned such voting securities, securities representing a majority of the combined voting power of the then outstanding securities of the Sponsor or the entity that then owns, directly or indirectly, the Sponsor or all or substantially all its assets. For purposes of this Article V, a Company other than the Sponsor shall be considered to be acquired as of the effective date of any sale, reorganization, merger, consolidation, liquidation or similar transaction involving the Sponsor or such Company, if as a substantial element of such transaction (a) all or substantially all the business of such Company will be terminated or transferred out of such Company or (b) (i) the Sponsor will cease to own, directly or indirectly, or (ii) the owners of the Sponsor's voting securities immediately prior to the commencement of such transaction will cease to own, directly or indirectly, as a result of having owned such securities, securities representing a majority of the combined voting power of the then outstanding securities of such Company or the entity that then owns, directly or indirectly, such Company or all or substantially all its operating assets.

          5.5  Transactions.  Transactions described in this Section 5.5 include
               ------------
a dissolution or liquidation of the Sponsor or a reorganization, merger or consolidation of the Sponsor with one or more corporations as a result of which the Sponsor is not the surviving corporation or as a result of which the Sponsor's outstanding common stock is converted into or exchanged for securities of another issuer or cash or other property or any combination thereof, or the sale of all or substantially all of the assets of the Sponsor.

          5.6  Cease to Be Employed.  For purposes of Section 5.3(e) hereof, a
               --------------------
Participant shall "cease to be employed" by the Sponsor or a Company when he has a Termination of Employment, unless he (a) voluntarily terminates his employment without the consent of the Sponsor or the Company employing him or (b) his employment is terminated for misconduct (including but not limited to dishonesty, fraud or disclosure of confidential information).

          5.7  Amendment or Termination of Plan.  Notwithstanding any other
               --------------------------------
provision of this Plan, without the written consent of the Participant (or Surviving Spouse or Beneficiary of a deceased Participant) affected thereby, the Sponsor may not amend or terminate this Plan:

          (a) For a period of twenty-four (24) months following a Change in Control; or

          (b) At any time thereafter, in any manner which affects any Participant (or Surviving Spouse or Beneficiary of a Deceased Participant) who receives benefits under this Plan or has a Termination of Employment for any reason at any time during the period of twenty-four (24) months following the Change in Control.

                                   ARTICLE VI

                                    FUNDING
                                    -------

          6.1  Grantor Trust.  The Plan shall be funded by the Sponsor through a
               -------------
grantor trust established with a trustee which shall be either a bank, savings and loan association, or insurance company, the outstanding stock of which no Company owns more than 1% and which has a net worth of at least $100 million. The assets of such grantor trust shall be subject to the claims of the Sponsor's creditors.

          6.2  Contributions.  The Sponsor shall contribute sufficient funds no
               -------------
less frequently than annually so that as of the end of each fiscal year of the trust, the assets of the trust are at least equal in value to the value of benefits accrued through such date by all Participants. In the event of any Change in Control, as defined in Article V hereof, the Sponsor shall (i) immediately prior to the Change in Control Date contribute sufficient funds so that the value of trust assets immediately after such contribution are at least equal to the value of benefits accrued through such date by all Participants, including any additional benefits accrued pursuant to Section 5.1 hereof, and (ii) continue after the Change in Control to contribute sufficient funds as provided in the preceding sentence. For purposes of this Section 6.2, the value of accrued benefits shall be determined using an interest rate of six percent (6%) and the UP-1984 mortality table and assuming in the case of each Participant a Retirement Date at the earliest possible age.

          6.3  Funding and Investment Policy.  The Committee shall establish a
               -----------------------------
funding and asset investment policy for the trust taking into account such matters as the long and short term liquidity needs, long and short term rates of return, and the likelihood of a Change in Control. The assets of the fund shall be invested in any media which the Committee deems appropriate and consistent with its funding policy including, in whole or in part, accounts with and maintained by Home Savings of America, F.A.

          6.4  Status of Participants as Unsecured Creditors. Notwithstanding
               ---------------------------------------------
anything in Sections 6.1 or 6.2 hereof to the contrary, the agreement of the Sponsor or Company to make payments pursuant to the provisions of the Plan is just an unsecured promise to pay. The Participants have the status of unsecured creditors and have no security interest in the trust estate of any trust created to provide the Sponsor with a source of funds to satisfy its obligations under the Plan. The language of Sections
6.1 and 6.2 hereof shall not give rise to any right in equity or under contract for Plan Participants to compel or require the Sponsor to transfer cash or other assets to the trust.

                                  ARTICLE VII

             COMMITTEE AND SPECIAL POWERS OF COMPENSATION COMMITTEE
             ------------------------------------------------------

          7.1  Appointment of Committee.  The Committee shall consist of three
               ------------------------
(3) members who shall be appointed by the Board or the Compensation Committee. The original members shall be: Richard H. Deihl, Robert M. De Kruif and George
G. Gregory, and each such member shall serve as such a member until resignation, death or removal by the Board. If at any time the Committee shall not be in existence, or shall be unable or refuse to make a determination necessary or convenient to the administration of this Plan, the Board or Compensation Committee shall appoint a new member or members to the Committee.

          7.2  Duties of Committee.  The Committee shall be charged with the
               -------------------
administration of this Plan and shall decide all questions arising in the administration, interpretation and application of the Plan, including all questions of distributions, except as such may be expressly reserved hereunder to the Board or the Compensation Committee. The decision of the Committee shall be conclusive and binding on all parties, providing that the Committee has acted in good faith and in accordance with the provisions of this Plan.

          The Committee shall appoint Management Compensation Group or a nationally recognized actuarial firm, which shall on an annual basis and also in the event of a Change in Control, as defined in Article V hereof, make a written report to the Committee on the compliance of the Plan with the requirements of
Section 6.2 hereof.

          The Committee shall, from time to time, direct the Treasurer of the Company concerning the payments to be made hereunder to the Participants pursuant to this Plan and shall have such other powers respecting administration of the Plan as may be conferred upon it hereunder or as may be delegated to it from time to time by the Board or the Compensation Committee.

          If any member of the Committee shall be a Participant hereunder, then in any matters affecting any member of the Committee in his individual capacity as a Participant hereunder, separate and apart from his status as a member of the group of Participants, such interested member shall have no authority to vote in the determination of such matters as a member of the Committee, but the Committee shall determine such matter as if said interested member were not a member of the Committee;

provided, however, that this shall not be deemed to take from said interested member any of his rights hereunder as a Participant. If the remaining members of the Committee should be unable to agree on any matter so affecting an interested member because of an equal division of voting, the Board or Compensation Committee shall appoint a temporary member of the Committee in order to create an odd number of voting members.

          7.3  Determinations by Committee; Appointment of Agents; Settlement of
               -----------------------------------------------------------------
Claims.
- ------

          (a) The Committee may delegate to any agent such duties and powers, both ministerial and discretionary, as it deems appropriate, excepting only that all matters involving interpretation of the Plan shall be determined by the Committee, and settlement of claims shall be determined by the Committee in accordance with the provisions of subsection (b) hereof.

          (b) Section 503 of Title I of ERISA requires that there be established with respect to the Plan claims procedures which are in accordance with regulations that may be promulgated under said section by the Secretary of Labor. The Committee shall establish and maintain procedures pertaining to claims by Participants and their Surviving Spouses and Beneficiaries for benefits under the Plan, which shall be in compliance with the requirements of said Section 503.

          (c) Except as hereinbefore provided, any determination by a majority of the Committee at a meeting thereof, whether in person or by telephone, or without a meeting by a resolution or memorandum signed by all the members, shall be final and conclusive on each Company, on all Participants and Beneficiaries claiming any right hereunder, and on all third parties dealing with each Company.

          7.4  Compensation and Expenses of the Committee.  The compensation of
               ------------------------------------------
the members of the Committee, officers, agents, counsel or other persons retained or employed by the Committee for services rendered in connection with the Plan shall be fixed by the Committee, subject to the approval of the Board, and shall be paid by the Company.

          7.5  Resignation and Removal of Members.  Any member of the Committee
               ----------------------------------
may resign at any time by giving written notice to the other members and to the Sponsor, effective as therein stated, or otherwise upon receipt. Any member or members of the Committee may, at any time, be removed by the Board or Compensation Committee.

          7.6  Appointment of Successors.  Upon death, resignation, termination
               -------------------------
or removal of any member of the Committee, the Board or Compensation Committee shall appoint a successor.

          7.7  Special Powers of Compensation Committee; Hardship Distributions.
               -----------------------------------------------------------------
Notwithstanding any other provision of the Plan to the contrary, the Compensation Committee shall have the right to do any one or more of the following in its sole discretion: (i) increase a Participant's accrued benefit by awarding him additional years of Credited Service for purposes of computing his SERP Benefit under or in accordance with Section 3.1 hereof; provided that in no event shall a Participant ever be credited with more than fifteen (15) years of Credited Service for purposes of computing his SERP Benefit; (ii) determine the benefit under Section 3.2 or 5.2(a) hereof, or both, in the case of a Participant who receives benefits hereunder prior to his Normal Retirement Date either (A) without regard to Schedule A hereof or (B) without regard to Schedule A hereof, but with regard to factors selected by the Compensation Committee that would result in a smaller reduction than would result by application of the factors in Schedule A; (iii) treat a Participant's benefits hereunder as nonforfeitable at a time earlier than that specified in Section 2.2(a) or 5.1(a) hereof; and (iv) distribute a Participant's benefits earlier than his Retirement Date as specified in Section 2.1 hereof or more rapidly than the manner specified in Section 3.4 hereof, or both, if the Compensation Committee determines that the Participant is faced with an unforeseeable emergency within the meaning of regulations under Section 457 of the Code; provided that, notwithstanding the foregoing, a distribution as a result of such an unforeseeable emergency made to a Participant after a Change in Control, as defined in Section 5.3 hereof, shall not be less than the amount prescribed by
Section 5.2(d) hereof. Applications for distributions on account of an unforeseeable emergency and determinations thereon by the Compensation Committee shall be in writing, and a Participant may be required to furnish written proof of the unforeseeable emergency.

                                  ARTICLE VIII

                           DESIGNATION OF BENEFICIARY
                           --------------------------

          8.1  Designation of Beneficiary.  Each Participant shall have the
               --------------------------
right to designate a Beneficiary or Beneficiaries to receive any benefits payable after his death during the lifetime of his Surviving Spouse. Such designation shall be made on a form prescribed by and delivered to the Sponsor. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Sponsor, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation. If, however, the Participant is married, his spouse shall be required to join any such designation, or change or revocation thereof, to name a Beneficiary other than the spouse.

          8.2  Failure to Designate Beneficiary.  If a Participant shall fail to
               --------------------------------
designate a Beneficiary before his demise, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to pay any benefits payable after his death to his Surviving Spouse.

                                   ARTICLE IX

                                     POWERS
                                     ------

          9.1  No Liability.  The Committee and Compensation Committee and their
               ------------
members, the Board and its members, the Companies and their officers, employees and agents, and any persons to whom any power or duty is delegated in connection with this Plan shall have no liability for any action or failure to act, except for their own gross negligence or willful misconduct, and no bond or other security shall be required of any such person.

          9.2  Advice of Counsel.  The Committee and Compensation Committee may
               -----------------
consult with legal counsel, who may be counsel for the Companies, or any of them, or otherwise, with respect to the meaning or construction of this Plan, or the Sponsor's, Committee's or Compensation Committee's obligation or duties hereunder, and shall be fully protected from any responsibility with respect to any action taken or omitted by the Committee or Compensation Committee in good faith pursuant to the advice of such legal counsel.

          9.3  Distribution of Participants' Interests When Sponsor is Unable to
               -------------------------------------------- --------------------
Locate Distributees.  In case the Sponsor is unable within three (3) years after
- -------------------
payment is due to a Participant, or within three (3) years after payment is due to the Surviving Spouse or Beneficiary of a deceased Participant, to make such payment to him or his Surviving Spouse or Beneficiary because it cannot ascertain his whereabouts, or the identity or whereabouts of his Surviving Spouse or Beneficiary, by mailing to the last known address shown on the Company's records, and neither he, his Surviving Spouse nor his Beneficiary has made written claim therefor before the expiration of the aforesaid time limit, then, in such case, the amount due shall be forfeited to the Sponsor.

                                   ARTICLE X

                       AMENDMENT AND TERMINATION OF PLAN
                       ---------------------------------

          10.1  Amendment and Termination of Plan; Removal of Participants.  The
                ----------------------------------------------------------
Compensation Committee may, in its sole discretion, terminate, suspend or amend the Plan at any time or from time to time, in whole or in part, and may remove a Participant from future participation in the Plan. However, no amendment, suspension, or termination of the Plan or the HFA Retirement Plan or removal of a Participant may reduce the aggregate forfeitable or nonforfeitable benefits of a Participant accrued under said Plans through the date of such amendment, suspension, termination or removal or adversely affect the right or ability of a Participant or his Surviving Spouse or Beneficiary to receive such benefits in accordance with the terms of said Plans as in effect on the date before such amendment, suspension, termination or removal, including but not limited to the right to earn additional Credited Service after such amendment, suspension, termination or removal for purposes of becoming fully vested under Section 2.2(a) hereof. In the case of a termination of the Plan, Section 2.2(a) shall be applied without regard to the minimum fifteen (15) years of Credited Service requirement set forth in the proviso to the first sentence thereof.

                                   ARTICLE XI

                             SPENDTHRIFT PROVISIONS
                             ----------------------

          The Sponsor shall, except as otherwise provided hereunder, pay all amounts payable hereunder only to the person or persons entitled thereto hereunder, and all such payments shall be made directly into the hands of each such person or persons and not into the hands of any other person or corporation whatsoever, so that said payments may not be liable for the debts, contracts or engagements of any such designated person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings, nor shall any such designated person or persons have any right to alienate, arbitrate, execute, pledge, encumber, or assign any such payments or the benefits or proceeds thereof. If the person entitled to receive payment be a minor, or a person of unsound mind, whether or not adjudicated incompetent, the Sponsor, upon direction of the Committee, may make such payments to such person or persons, corporation or corporations as may be, or be acting as, parent or legal or natural guardian of such infant or person of unsound mind. The signed receipt of such person or corporation shall be a full and complete discharge of the Sponsor for any such payments.

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

          12.1  Right of Companies to Dismiss Employees;
                ----------------------------------------

Obligations.  Neither the action of the Sponsor and the Companies in
- -----------
establishing this Plan, nor any provisions of this Plan, shall be construed as giving any employee the right to be retained in employment with any Company, or any right to any payment whatsoever except to the extent of the benefits provided for by this Plan. The Companies expressly reserve their right at any time to dismiss any employee without any liability for any claim against the Companies, or any of them, for any payment whatsoever except to the extent provided for in this Plan.

          12.2  Inspection Rights.  Each Participant shall be notified in
                -----------------
writing that he or she has been selected to participate in the Plan, and the Committee will make available for inspection by any Participant a copy of the Plan and the rules and regulations used by the Committee in administering the Plan.

          12.3  Withholding and Payroll Taxes.  The Sponsor shall withhold from
                -----------------------------
payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.

          12.4  Payment to Guardian.  If a benefit is payable to a minor or a
                -------------------
person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapacitated person. The Committee may require proof of minority, incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

          12.5  Protective Provisions.  Each Participant shall cooperate with
                ---------------------
the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company.

          12.6  Notices and Elections.  Any notice or election required or
                ---------------------
permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing on a form prescribed or accepted by the Committee and hand delivered, or sent by registered or certified mail, to the principal office of the Sponsor, directed to the attention of the Corporate Human Resources Department of the Sponsor. Such notice or election shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          12.7  Text to Control.  The headings of the Articles and Sections are
                ---------------
included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control.

          12.8  Law Governing and Severability.  This Plan shall be construed,
                ------------------------------
regulated and administered under the laws of the State of Delaware.

          If any provisions of this Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of this Plan, and this Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

          12.9  Name.  This amended and restated Plan may be referred to as the
                ----
"Supplemental Executive Retirement Plan of H. F. Ahmanson & Company."
          12.10 Gender.  The masculine gender shall include the feminine, and
                ------
the singular shall include the plural.

          12.11 Ineligible Participant.  Notwithstanding any other provisions of
                ----------------------
this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA or Regulations thereunder, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum payment which is the actuarial equivalent of his vested benefits under this Plan. Upon such payment no survivor benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Surviving Spouse or Beneficiary of the Participant.

          IN WITNESS WHEREOF, the Sponsor has caused this amended
and restated Plan to be executed this  26th  day of  October , 1993, effective
                                      ------        ---------
as of September 1, 1993.

                                       H. F. AHMANSON & COMPANY


                                       By   /s/ Richard H. Deihl
                                          -------------------------------
                                          Title:  Chief Executive Officer

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                          OF H. F. AHMANSON & COMPANY

                                   SCHEDULE A
                                   ----------
         REDUCTION FACTORS FOR EARLY RETIREMENT BENEFIT
         ----------------------------------------------

         Benefits payable on an Early Retirement Date shall equal the SERP Benefit determined under Section 3.1 hereof reduced by the following amounts for each month the Participant commences to receive benefits prior to his Normal Retirement Date, then further reduced by the offsets described in Section 3.2 hereof.

         Number of Months Prior            Percentage per
           to Normal Retirement            Month Reduction
          ----------------------           ---------------

               1-60                             0.250%
               61 or more                       0.4167%

Example:  Participant commenced to receive benefits 90 months before his Normal
- -------
Retirement Date. His SERP Benefit will be reduced by 60 x 0.250% + 30 x 0.4167% = 27.5%.
         The annual reduction factors (which are equivalent to the monthly reduction factors set forth above) are as follows:


                                         Percent of SERP Benefit
Participant's Age                   Participant Would Have Received
At Retirement Date                     If He Had Retired At Age 65
- ------------------                  -------------------------------
        65                                        100%
        64                                         97
        63                                         94
        62                                         91
        61                                         88
        60                                         85
        59                                         80
        58                                         75
        57                                         70
        56                                         65
        55                                         60